UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 20, 2012

Commission File No. 001-13349

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	Page 2
Signatures Exhibit Index	Page 2 Page 3

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ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) CEO Retirement Announcement.

On November 20, 2012, the Board of Directors of Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) was notified by Joseph M. Murphy, who serves as President and Chief Executive Officer of the Company and its principal banking subsidiary, Bar Harbor Bank & Trust (the “Bank”), that Mr. Murphy intends to retire from these positions with the Company and the Bank effective in June 2013. The Company’s Board of Directors also announced the formation of a CEO succession committee and the engagement of Kaplan Associates, Inc. of Philadelphia, Pennsylvania as an outside consultant in order to assist in the evaluation of both internal and external candidates for Mr. Murphy’s successor.

A copy of the Company’s press release is furnished with this report as Exhibit 99.1

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

a.1

Copy of Company’s press release dated November 26, 2012, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 26, 2012

BAR HARBOR BANKSHARES

 /s/ Gerald Shencavitz

Gerald Shencavitz

Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

Description

99.1

Copy of Company’s press release dated November 26, 2012